Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Montana Technologies LLC

Ronan, MT

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 8, 2023, relating to the financial statements of Montana Technologies LLC, which is contained in the Registration Statement. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.A

Houston, Texas

August 8, 2023